Exhibit 99.1

Media Contact: Andrew Larg, (408) 658-1059 andrew.larg@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2018 FINANCIAL RESULTS

Fiscal year 2018:

•	Revenues up 4% year-over-year

•	Diluted Earnings per Share up 57% year-over-year

•	Cash Flow from Operations up 10% year-over-year

•	Exabyte shipments up 29% year-over-year

CUPERTINO, CA – July 30, 2018 – Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter and fiscal year ended June 29, 2018. For the fourth quarter, the Company reported revenue of $2.8 billion, gross margin of 31.9%, net income of $461 million and diluted earnings per share of $1.57. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 32.4%, net income of $475 million and diluted earnings per share of $1.62.

During the fourth quarter, the Company generated $468 million in cash flow from operations and $372 million in free cash flow.

For the fiscal year ended June 29, 2018, the Company reported revenue of $11.2 billion, gross margin of 30.1%, net income of $1.2 billion and diluted earnings per share of $4.05. On a non-GAAP basis, Seagate reported gross margin of 30.7%, net income of $1.6 billion and diluted earnings per share of $5.51.

In fiscal year 2018, the Company generated approximately $2.1 billion in cash flow from operations and $1.7 billion in free cash flow, paid cash dividends of $726 million and repurchased 10 million ordinary shares for $361 million. Seagate’s balance sheet remains healthy and during the fiscal year the Company repurchased $214 million of outstanding debt and invested approximately $1.3 billion, as part of a consortium led by Bain Capital Private Equity, in the acquisition of Toshiba Memory Corporation. Cash and cash equivalents totaled approximately $1.9 billion at the end of the fiscal year. There were 287 million ordinary shares issued and outstanding as of the end of the fiscal year.

“We achieved our third consecutive quarter of year-over-year revenue growth and exceeded our financial performance expectations for both the June quarter and this fiscal year. Seagate’s year-over-year revenue and profitability growth results for fiscal year 2018 reflect solid execution and strong demand for our mass storage products. Looking ahead, we are confident that storage infrastructure demand will continue to grow with the Data Age digital transformations being fueled by new technologies, emerging industries and growing businesses. We believe Seagate has expanding opportunities to support the marketplace in these transformations and that we have the vision, products, technology and operational experience to ensure our long-term success and grow shareholder value,” said Dave Mosley, Seagate’s chief executive officer.

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors Relations website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on October 3, 2018 to shareholders of record as of the close of business on September 19, 2018. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarter of 2019, including key underlying assumptions.

An archived audio webcast of this event will be available on Seagate’s Investors Relations website at www.seagate.com/investors shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial projections, expectations regarding market demand and the Company’s products, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends and expectations on the Company’s business and shareholder value and dividend issuance plans for the fiscal quarter ending September 28, 2018 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt the Company’s operations or result in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 4, 2017, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the SEC and the risks described in the Company’s Annual Report on Form 10-K, which will be filed with the SEC following the issuance of this press release within the time period required by the SEC rules and form. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by applicable law.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 29, 2018	June 30, 2017 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,853	$2,539
Accounts receivable, net	1,184	1,199
Inventories	1,053	982
Other current assets	220	321

Total current assets	4,310	5,041
Property, equipment and leasehold improvements, net	1,792	1,875
Investment in debt security	1,275	—
Goodwill	1,237	1,238
Other intangible assets, net	188	281
Deferred income taxes	417	609
Other assets, net	191	224

Total Assets	$9,410	$9,268

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,728	$1,626
Accrued employee compensation	253	237
Accrued warranty	112	113
Current portion of long-term debt	499	—
Accrued expenses	598	650

Total current liabilities	3,190	2,626
Long-term accrued warranty	125	120
Long-term accrued income taxes	10	15
Other non-current liabilities	100	122
Long-term debt, less current portion	4,320	5,021

Total Liabilities	7,745	7,904
Total Equity	1,665	1,364

Total Liabilities and Equity	$9,410	$9,268

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 30, 2017.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017 (a)
Revenue	$2,835	$2,406	$11,184	$10,771

Cost of revenue	1,931	1,740	7,820	7,597
Product development	259	288	1,026	1,232
Marketing and administrative	140	149	562	606
Amortization of intangibles	6	19	53	104
Restructuring and other, net	(6)	14	89	178

Total operating expenses	2,330	2,210	9,550	9,717

Income from operations	505	196	1,634	1,054

Interest income	15	5	38	12
Interest expense	(54)	(62)	(236)	(222)
Other, net	—	(19)	(18)	(29)

Other expense, net	(39)	(76)	(216)	(239)

Income before income taxes	466	120	1,418	815
Provision for income taxes	5	6	236	43

Net income	$461	$114	$1,182	$772

Net income per share:
Basic	$1.61	$0.39	$4.10	$2.61
Diluted	1.57	0.38	4.05	2.58
Number of shares used in per share calculations:
Basic	287	294	288	296
Diluted	293	297	292	299

Cash dividends declared per ordinary share	$0.63	$0.63	$2.52	$2.52

(a)	The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended June 30, 2017.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	June 29, 2018	June 30, 2017 (a)
OPERATING ACTIVITIES
Net income	$1,182	$772
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	598	749
Share-based compensation	112	137
Impairment of long-lived assets	—	42
Deferred income taxes	193	3
Other non-cash operating activities, net	(11)	27
Changes in operating assets and liabilities:
Accounts receivable, net	16	122
Vendor receivables	71	(31)
Inventories	(71)	(114)
Accounts payable	65	121
Accrued employee compensation	16	53
Accrued expenses, income taxes and warranty	(46)	47
Other assets and liabilities	(12)	(12)

Net cash provided by operating activities	2,113	1,916

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(366)	(434)
Proceeds from the sale of fixed assets	2	—
Proceeds from sale of properties previously classified as held for sale	69	—
Purchase of debt security	(1,279)	—
Purchases of strategic investments	—	(37)
Maturities of short-term investments	—	6
Other investing activities, net	(14)	6

Net cash used in investing activities	(1,588)	(459)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,232
Redemption and repurchase of debt	(214)	(316)
Dividends to shareholders	(726)	(561)
Repurchases of ordinary shares	(361)	(460)
Proceeds from issuance of ordinary shares under employee stock plans	113	86
Taxes paid related to net share settlement of equity awards	(23)	(27)

Net cash used in financing activities	(1,211)	(46)

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	—

(Decrease) increase in cash, cash equivalents and restricted cash	(686)	1,411
Cash, cash equivalents and restricted cash at the beginning of the year	2,543	1,132

Cash, cash equivalents and restricted cash at the end of the year	$1,857	$2,543

(a)	The information in this column was derived from the Company’s audited Consolidated Statement of Cash Flows for the year ended June 30, 2017.

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross margin, net income, diluted earnings per share and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended June 29, 2018	For the Fiscal Year Ended June 29, 2018
Reconciliation of GAAP Net Income:
GAAP Net Income		$461	$1,182
Non-GAAP adjustments:
Revenue	A	—	(6)
Cost of revenue	B	14	70
Product development	C	1	9
Marketing and administrative	D	—	2
Amortization of intangibles	E	5	48
Restructuring and other, net	F	(6)	89
Other expense, net	G	8	15
Provision for income taxes	H	(8)	200

Non-GAAP net income		$475	$1,609

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$1.57	$4.05
Non-GAAP		$1.62	$5.51
Shares used in diluted net income per share calculation		293	292

A	For the fiscal year ended June 29, 2018, Revenue has been adjusted on a non-GAAP basis to exclude the favorable adjustments for sales of certain discontinued products.
B

For the three months and fiscal year ended June 29, 2018, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions, write off of certain inventory and other charges related to restructuring.

C

For the three months and fiscal year ended June 29, 2018, Product development expenses have been adjusted on a non-GAAP basis to exclude the impact of write off of certain fixed assets and other charges related to restructuring.

D	For the fiscal year ended June 29, 2018, Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the write off of certain fixed assets related to restructuring.
E	For the three months and fiscal year ended June 29, 2018, Amortization of intangibles related to our acquisitions has been excluded on a non-GAAP basis.
F

For the three months and fiscal year ended June 29, 2018, Restructuring and other net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce and other exit costs, offset by gains from sale of certain properties classified as assets held for sale as a result of our ongoing focus on cost efficiencies in all areas of our business.

G

For the three months and fiscal year ended June 29, 2018, Other expense, net has been adjusted on a non-GAAP basis to exclude the impact of impairment of strategic investments, net impact of losses recognized on the repurchase of debt and impact of our disposed data service business.

H

For the three months and fiscal year ended June 29, 2018, Provision for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction. A provisional tax benefit of $8 million and provisional tax expense of $204 million, respectively, for the re-measurement of our U.S. deferred tax assets at the lower 21% tax rate resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017.